UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 11, 2017

Fogo de Chao, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37450	45-5353489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14881 Quorum Drive, Suite 750, Dallas, TX 75254

(Address of Principal Executive Offices) (Zip Code)

972-960-9533

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events.

On May 11, 2017, Fogo de Chao, Inc. (the “Company”), in connection with a registered underwritten public offering of its common stock (the “Offering”), entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and J.P. Morgan Securities LLC, acting as representatives of the several underwriters named therein (the “Underwriters”) and the selling stockholders named therein (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholders, subject to and upon the terms and conditions set forth therein, an aggregate of 4,500,000 shares of the common stock, par value $0.01 per share, of the Company (the “Firm Shares”). In addition, pursuant to the Underwriting Agreement, the Underwriters have been granted an option, exercisable within 30 days, to purchase up to an additional 675,000 shares of the common stock of the Company (the “Option Shares” and together with the Firm Shares, the “Shares”) at the same purchase price to cover over-allotments, if any. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Shares were registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-217220) declared effective by the Securities and Exchange Commission on April 28, 2017. A prospectus supplement relating to the Offering has been filed with the SEC. The Offering of the Firm Shares closed on May 17, 2017.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated May 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fogo de Chao, Inc.

Date: May 17, 2017	By:	/s/ LAWRENCE J. JOHNSON
Lawrence J. Johnson
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated May 11, 2017